Exhibit 10.8

FINAL

BRODER BROS., CO.

2010 EXECUTIVE EQUITY INCENTIVE PLAN

Adopted as of August 5, 2010

1. Purpose of Plan. This 2010 Executive Equity Incentive Plan (the “Plan”) of Broder Bros., Co., a Delaware corporation (the “Company”), is designed to provide incentives to such present and future executives, officers and other employees of the Company or its Subsidiaries (as defined below) (each, a “Participant” and collectively, the “Participants”), as may be selected in the sole discretion of the Committee (as defined below), through the grant of Options and/or Restricted Shares (each as defined below) by the Company to Participants. Only those Participants who are employees of the Company shall be eligible to receive incentive stock options within the meaning of Section 422 of the Code (as defined below). This Plan is a compensatory benefit plan within the meaning of Rule 701 of the Securities Act of 1933, as amended (the “1933 Act”), and, unless and until the Company’s Common Shares (as defined below) are publicly traded, the issuance of Options pursuant to the Plan, the issuance of Award Securities (as defined below) pursuant to the exercise of such Options and the issuance of any other Common Shares pursuant to this Plan are, to the extent permitted by applicable federal securities laws, intended to qualify for the exemption from registration under Rule 701 of the 1933 Act.

2. Administration of the Plan. The Committee shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to the full power and authority (i) to interpret the terms of this Plan, the terms of any Awards granted under this Plan, and the rules and procedures established by the Committee governing any such Awards, (ii) to determine the rights of any person under this Plan, or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Committee, (iii) to select the Participants who shall receive Awards under the Plan, (iv) to determine the number of Award Securities subject to any Award, and any mechanism for adjustment thereto, in each case subject to Paragraph 11 of this Plan, (v) to set the exercise or purchase price of any Awards granted under the Plan, (vi) to establish vesting and, if applicable, performance standards, (vii) to impose such limitations, restrictions and conditions upon such Awards as it shall deem appropriate, (viii) to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (ix) to correct any defect or omission or reconcile any inconsistency in the Plan, (x) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan, subject to such limitations as may be imposed by the Code or other applicable law, and (xi) to increase the exercise price with respect to an Option solely to the extent necessary to comply with Section 409 of the Code. Each action of the Committee shall be binding on all persons. No member of the Board, nor any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Awards granted hereunder, and each member of the Board shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Certificate of Incorporation, as amended from time to time, or under any agreement between any such member and the Company.

3. Definitions. Certain terms used in this Plan have the meanings set forth below:

“Affiliate” means, as to a particular Person, any other Person controlling, controlled by or under common control with such Person.

“Award Agreement” with respect to a Participant, means an Executive Stock Option Agreement or other agreement between the Company and such Participant, in either case setting forth the terms, conditions, and limitations applicable to any Award, as amended from time to time. All Award Agreements shall be deemed to include all of the terms and conditions of the Plan, except to the extent otherwise approved by the Committee and set forth in such Award Agreement.

“Award Securities” with respect to a Participant, means any Restricted Shares issued to such Participant hereunder, and any Common Shares issued to such Participant upon exercise of any Options granted hereunder. For all purposes of this Plan, Award Securities will continue to be Award Securities in the hands of any holder other than a Participant (except for the Company and purchasers pursuant to a Public Sale), and each such other holder of Award Securities will succeed to all rights and obligations attributable to such Participant as a holder of Award Securities hereunder. Award Securities will also include shares of the Company’s capital stock issued with respect to Award Securities by way of a stock split, stock dividend or other recapitalization.

“Board” means the Company’s board of directors.

“Cause” shall have the meaning assigned to such term in Participant’s written employment agreement with the Company or any of its Subsidiaries or, in the absence of any such written employment agreement, “Cause” shall mean with respect to Participant one or more of the following: (i) the commission of a felony or other crime involving moral turpitude or the commission of any crime involving misappropriation, embezzlement or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute, (iii) repeated failure to perform duties as reasonably directed by the Board, which failure is not cured within 30 days after delivery of written notice from the Company to Participant describing specifically the nature of such failures and the action required to cure, (iv) any act or omission intentionally aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries, (v) gross negligence, willful misconduct or a material breach of fiduciary duty with respect to the Company or any of its Subsidiaries, or (vi) any material breach by Participant of any written agreement between the Company and Participant which is not cured to the Board’s reasonable satisfaction within 15 days after written notice thereof to Participant.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

“Committee” shall mean the compensation committee or other committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board. In the absence of the appointment of any such Committee, any action permitted or required to be taken by the Committee hereunder shall be deemed to refer to the Board.

“Common Shares” means the common stock of the Company, par value $0.01 per share, or, in the event that the outstanding common stock of the Company is hereafter recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

“Competitive Activity” shall have the meaning assigned to such term in any separate employment, noncompete or other similar agreement between the Company and Participant.

“Disability” shall mean incapacity due to physical or mental illness such that Participant is considered disabled under the Company’s long-term disability insurance plans.

“Fair Market Value” of each Common Share means, except as otherwise provided herein, the fair market value determined as follows:

(i) if the Common Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) if the Common Shares are regularly quoted by a recognized securities dealer and actively traded, but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Common Shares on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) in the absence of an established market for the Common Shares, the Fair Market Value shall be determined in good faith by the Committee, taking into consideration all appropriate factors. Notwithstanding any other provision of this Plan, if Participant disputes the Fair Market Value, as determined by the Committee, Participant may seek an appraisal of the Award Securities by a mutually acceptable nationally recognized independent appraiser. The determination of the appraiser will then constitute the Fair Market Value. The fees and expenses of such appraiser shall be paid by Participant, except that Participant will be entitled to reimbursement by the Company for such fees and expenses if the Fair Market Value, as previously determined by the Committee, is less than 90% of the Fair Market Value, as ultimately and finally determined by the appraiser.

“Good Reason” shall have the meaning assigned to such term in Participant’s written employment agreement with the Company or any of its Subsidiaries or, in the absence of any such written employment agreement, “Good Reason” shall mean if Participant resigns from employment with the Company and its Subsidiaries as a result of one or more of the following reasons: (i) the Company reduces the amount of Participant’s base salary or potential target bonus without Participant’s written consent, other than a reduction in salary of no more than 10%

of Participant’s then current base salary done in connection with salary reductions affecting all members of the Company’s executive management team, (ii) the Company substantially reduces Participant’s authority or responsibilities without Participant’s written consent, (iii) the Company changes Participant’s principal place of work to a location more than 25 miles away without Participant’s prior consent, (iv) the Company assigns to Participant duties inconsistent with his or her positions without Participant’s written consent, or (v) any other material breach by the Company (or its successors) of any written agreement between the Company and Participant, in each case set forth above which is not cured to Participant’s reasonable satisfaction within 15 days after written notice thereof to the Company; provided that in each case written notice of Participant’s resignation for Good Reason must be delivered to the Company within 30 days after the occurrence of any such event in order for Participant’s resignation with Good Reason to be effective hereunder.

“Independent Third Party” means any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization or government department or agency who, immediately prior to the contemplated transaction, does not own in excess of 10% of the Company’s Common Shares on a fully diluted basis, who is not controlling, controlled by or under common control with any such 10% owner of the Company’s Common Shares and who is not the spouse or descendant (by birth or adoption) of any such 10% owner of the Company’s Common Shares.

“Initial Public Offering” means an initial public offering, after the date hereof, of the Company’s Common Shares pursuant to an offering registered with the United States Securities and Exchange Commission under the 1933 Act, other than any such offerings which are registered on Forms S-4 or S-8 under the 1933 Act.

“Noncompete Period” shall have the meaning assigned to such term in any separate employment, noncompete or other similar agreement between the Company and Participant.

“Option” means any option enabling the holder thereof to purchase the Company’s Common Shares as granted by the Committee pursuant to the provisions of this Plan, and which shall have an exercise price per share as determined by the Committee and evidenced in such Participant’s Award Agreement. Options to purchase Common Shares are hereinafter referred to individually as an “Option” and collectively as the “Options”. Options to be granted under this Plan shall either be incentive stock options within the meaning of the Code (such Options, “Incentive Stock Options”) or non-qualified stock options or in such other form, consistent with this Plan, as the Committee may determine. Unless otherwise specified in a Participant’s Award Agreement, Options shall be deemed non-qualified stock options.

“Original Cost” of each Award Security will be equal to the price paid by Participant for each Common Share (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Common Shares subsequent to the date hereof).

“Person” means an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

“Restricted Shares” means Common Shares granted to a Participant under the Plan which are subject to certain restrictions set forth in the Plan, including Paragraph 6 hereof, and the applicable Award Agreement pursuant to which such Common Shares were granted.

“Sale of the Company” means any transaction involving the Company and an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of the Board (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the assets of the Company and its Subsidiaries determined on a consolidated basis.

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity of which the Company, at the time as of which any determination is being made, has the right to direct the management of such entity, either directly or through its Subsidiaries, by means of ownership of a majority of such entity’s capital stock, membership interests or other equity interests, by contract or otherwise.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, encumbrance or other disposition (whether with or without consideration and whether voluntary or involuntary or by operation of law, including to the Company or any of its Subsidiaries) of any interest in an Award or Award Securities.

4. Grant of Awards. Subject to Paragraph 11 hereof, the Committee shall have the right and power to grant to any Participant such awards (“Awards”) at any time prior to the termination of this Plan in such quantity, at such price, on such terms, subject to such conditions that are consistent with this Plan and established by the Committee and in any of the following forms: (i) Options, (ii) Restricted Shares or (iii) combinations thereof. Awards granted under this Plan shall be subject to such terms and conditions and evidenced by Award Agreements as shall be determined from time to time by the Committee. Except as otherwise set forth in such an Award Agreement between the Company and any Participant, Awards shall be subject to all of the terms and conditions contained in this Plan.

5. Options.

(a) Exercisability. Options will vest, and thus become exercisable as set forth in the Award Agreement between the Company and Participant, or, in the absence of such a term in such agreement and subject to the provisions of Paragraph 11 hereof, on each date set forth below with respect to the cumulative percentage of Options issuable upon exercise set forth opposite such date if the respective Participant is, and has been, continuously employed by the Company or any of its Subsidiaries from the date of grant through such date:

Date	Cumulative Percentage Options Vested and Exercisable

First Anniversary of Date of Grant	25%

Second Anniversary of Date of Grant	50%

Third Anniversary of Date of Grant	75%

Fourth Anniversary of Date of Grant	100%

; provided, however, that upon any Sale of the Company, so long as Participant was employed by the Company or any of its Subsidiaries on the day immediately prior to such Sale of the Company (or ceased to be so employed as a result of a termination of employment by the Company without Cause or a termination of employment by Participant with Good Reason, in each case occurring within 90 days prior to such Sale of the Company), all of the Options granted to Participant shall become fully vested and immediately exercisable; and provided, further, that, upon the occurrence of an Initial Public Offering, (i) there shall become fully vested and immediately exercisable such number of Options granted to Participant that were regularly scheduled to vest in the 12 months following the date of the Initial Public Offering in accordance with the Option vesting schedule set forth above, and (ii) the remaining unvested Options shall continue to vest on the anniversaries of the date of grant of the Options as set forth in the schedule above, such that the Option vesting schedule set forth above shall have been effectively accelerated by one year.

(b) Early Expiration of Options. Any portion of the Options that has not vested and become exercisable prior to the Termination Date (as defined in Paragraph 8(a) below) shall remain outstanding for 90 days after the Termination Date, but may not be exercised under any circumstance on or after the Termination Date, except upon a Sale of the Company within 90 days of the Termination Date as provided for in the first proviso of Paragraph 5(a) above. Any portion of the Options that has vested and become exercisable prior to the Termination Date will expire on the earlier of (i) the later of (x) ninety (90) days after the Termination Date or (y) if the Committee’s determination of Fair Market Value is being disputed pursuant to the provisions of this Plan or an agreement between a Participant and the Company, 15 days following the date on which Fair Market Value is finally determined, or (ii) the expiration date of the Options. Notwithstanding any provision in this Agreement to the contrary, any portion of the Options which has not been exercised prior to or in connection with a Sale of the Company shall expire (without any payment or consideration owing to Participant in respect thereof) upon the consummation of such Sale of the Company.

(c) Procedure for Exercise of Options. At any time after all or any portion of the Options have become vested and exercisable and prior to their expiration, a Participant may exercise all or a portion of his or her Options which have become vested and exercisable by delivering written notice of exercise to the Company (an “Exercise Notice”) together with (i) a written acknowledgment that such Participant has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to such Participant regarding the Company and (ii) payment in full by delivery of a cashier’s or certified check or wire transfer of immediately available funds in an amount equal to the product of the exercise price per Option multiplied by the number of Options covered by such Exercise Notice, plus the amount of any additional federal and state income taxes required to be withheld by reason of the exercise of the Options, except as otherwise may be permitted pursuant to Paragraph 5(f) below. As a condition to any exercise of an Option, a Participant will permit any of the Company and its Subsidiaries to deliver to him or her all financial and other information regarding the Company and its Subsidiaries which it believes necessary to enable such Participant to make an informed investment decision.

(d) Conditional Exercise. Any exercise by Participant of all or any portion of the Options in connection with (i) a Sale of the Company may, at the written election of Participant, be conditioned upon the consummation of the Sale of the Company, in which case such exercise shall not be deemed to be effective until the consummation of such Sale of the Company, or (ii) following a Termination Date may, at the written election of Participant, be conditioned upon the determination of the Fair Market Value of the Common Shares subject to such Options, in which case such exercise shall not be deemed to be effective until the final determination of Fair Market Value (including the resolution of any dispute with respect thereto) of such Common Shares.

(e) Cash Payments Upon Exercise. Options may, in the Committee’s discretion, provide that the holder thereof, as soon as practicable after the exercise of the Options, in lieu of any issuance of Common Shares, will receive a cash payment in such amount equal to the excess of the Fair Market Value of a Common Share (on the date the Option is exercised) minus the Option’s exercise price, and such excess multiplied by the number of shares as to which the Option is exercised, less any withholdings for taxes.

(f) Cashless Exercise. (i) At any time (and at Participant’s election) on or after the date of an Initial Public Offering or in connection with a Sale of the Company, or (ii) otherwise at the discretion of the Committee, a Participant will be permitted to acquire Common Shares upon the exercise of Options without the payment in cash or by promissory note of the exercise price therefor pursuant to a cashless exercise of such Options, which cashless exercise shall be effectuated by the surrender and termination by such Participant of a number of Common Shares with a Fair Market Value equal to, or of Options for which the aggregate difference between the exercise price of such Options to acquire such Award Securities and the Fair Market Value of the Common Shares underlying such Options is equal to, the aggregate exercise price of Options for the number of Common Shares to be issued to Participant; provided, that the total number of Options which are then vested and exercisable by such Participant shall be at least equal to the sum of the number of Options being so surrendered and terminated plus the number of Options for the Common Shares to be issued to Participant.

(g) Incentive Stock Options. Notwithstanding anything to the contrary contained herein, all Incentive Stock Options (i) shall have an exercise price per share of Common Shares of not less than 100% of the Fair Market Value of such share on the date of grant, (ii) shall not be exercisable more than 10 years after the date of grant, (iii) shall not be transferable other than by will or under the laws of descent and distribution and, during the lifetime of the Participant to whom such Incentive Stock Options were granted, may be exercised only by such Participant (or his or her guardian or legal representative), and (iv) shall be exercisable only during the Participant’s employment by the Company, or within three (3) months after termination of the Participant’s employment for any reason (other than on account of the death or Disability of such Participant, in which case such three (3) month period shall be extended to one (1) year); and provided further that if an Incentive Stock Option is granted to a person who owns, on the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary of the Company in existence on such date of grant), (i) the price at which each share of Common Stock may be purchased upon exercise of such Incentive Stock Option may not be less than 110% of the Fair Market Value of such share on the date of grant, and (ii) the Incentive Stock Option, by its terms, may not be exercised more than five (5) years after the date of grant. The Committee’s discretion to extend the period during which an Incentive Stock Option is exercisable shall only apply to the extent that (A) the Participant was entitled to exercise such Incentive Stock Option on the date of termination and (B) such Incentive Stock Option would not have expired had the Participant continued to be employed by the Company. To the extent that the aggregate fair market value of shares with respect to which Incentive Stock Options are exercisable for the first time exceeds $100,000, such options shall be treated as options which are not Incentive Stock Options.

6. Restricted Shares.

(a) Issuance of Restricted Shares. The Committee shall have the right and power to issue Restricted Shares to any Participant, at such prices as may be established by the Committee in its discretion, which prices, in respect of Common Shares, shall not be less than the par value of such Common Shares. The consideration for any such issue (if any) shall be cash, unless otherwise determined by the Committee.

(b) Exercisability. Restricted Shares will vest and restrictions thereon shall lapse as set forth in the Award Agreement between the Company and Participant, or, in the absence of such a term in such agreement and subject to the provisions of Paragraph 11 hereof, on each date set forth below with respect to the cumulative percentage of such Restricted Shares set forth opposite such date if the respective Participant is, and has been, continuously employed by the Company or any of its Subsidiaries from the date of grant through such date:

Date	Cumulative Percentage Restricted Shares Vested and Unrestricted

First Anniversary of Date of Grant	25%

Second Anniversary of Date of Grant	50%

Third Anniversary of Date of Grant	75%

Fourth Anniversary of Date of Grant	100%

; provided, however, that upon any Sale of the Company, so long as Participant was employed by the Company or any of its Subsidiaries on the day immediately prior to such Sale of the Company (or ceased to be so employed as a result of a termination of employment by the Company without Cause or a termination of employment by Participant with Good Reason, in each case occurring within 90 days prior to such Sale of the Company), all attendant restrictions under the Plan and the Award Agreement on the Restricted Shares granted to Participant shall immediately lapse; and provided, further, that, upon the occurrence of an Initial Public Offering, (i) there shall become fully vested such number of Restricted Shares granted to Participant that were regularly scheduled to vest in the 12 months following the date of the Initial Public Offering in accordance with the vesting schedule set forth above, and (ii) the remaining Restricted Shares shall continue to vest on the anniversaries of the date of grant of the Restricted Shares as set forth in the schedule above, such that the vesting schedule set forth above shall have been effectively accelerated by one year.

(c) Expiration of Restricted Shares upon Termination.

(i) Any Restricted Shares that remain subject to vesting restrictions under the Plan or the Award Agreement as of the Termination Date shall, unless such Restricted Shares shall become vested in accordance with the first proviso of Paragraph 6(b) above, be forfeited. Any portion of an Award of Restricted Shares that has vested prior to the Termination Date shall be forfeited on the Termination Date only if such Participant’s employment is terminated for Cause.

(ii) In the event that Participant paid any consideration to the Company in connection with the issuance of any portion of the Participant’s Restricted Shares and if any such Restricted Shares are forfeited pursuant to this Paragraph 6(c), then unless otherwise specified in an Award Agreement, the Company shall reimburse the Participant for the lesser of (i) the Original Cost of the forfeited Restricted Shares and (ii) the Fair Market Value of the forfeited Restricted Shares on the Termination Date.

(d) Restricted Share Certificates. If the Restricted Shares are to be certificated under the terms of the Company’s organizational documents, unless otherwise specified in an Award Agreement, the Company shall issue, in the name of each Participant to whom Restricted Shares have been granted or sold, certificates representing the total number of Restricted Shares granted or sold to such Participant, as soon as reasonably practicable after such grant or sale. The Company shall hold such certificates for the Participant’s benefit, unless otherwise specified in an Award Agreement, until such Restricted Shares become freely transferable, at which time the Company shall deliver such certificates (free of all such transferability restrictions) to the Participant.

(e) Rights of a Participant. Unless the Committee determines otherwise, any Participant who holds Restricted Shares shall have the right to receive dividends and distributions, if any are declared, with respect to such Restricted Shares; provided, however, that any dividends or distributions in respect of unvested Restricted Securities will be withheld by the Company and will be delivered to the Participant only to the extent and at such time as such Restricted Shares become fully vested. Any securities received by a Participant as a result of any such dividends or distributions shall be considered Restricted Shares and shall be subject to all of the restrictions contained in the Plan and Participant’s Award Agreement.

7. Deemed Representations. In connection with any issuance of Award Securities, whether as a grant of Restricted Shares or upon exercise of Options (other than pursuant to an effective registration statement under the 1933 Act), Participant shall by the act of delivering, in the case of Options, an Exercise Notice or, in the case of Restricted Shares, the consideration therefor (in either case, without any further action on the part of Participant), represent and warrant to the Company that as of the time of such exercise or purchase:

(a) The Award Securities to be acquired by Participant shall be acquired for Participant’s own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act or any applicable state securities laws, and the Award Securities shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

(b) Participant is sophisticated in financial matters, and is able to evaluate the risks and benefits of the investment in the Award Securities.

(c) Participant is able to bear the economic risks of his investment in the Award Securities for an indefinite period of time and is aware that Transfer of the Award Securities may not be possible because (i) such Transfer is subject to contractual restrictions on Transfer set forth herein and/or in the Participant’s Award Agreement and (ii) the Award Securities have not been registered under the 1933 Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the 1933 Act and such applicable state securities laws or an exemption from such registration is available.

(d) Participant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Award Securities issued to him or her and has had full access to such other historical information concerning the Company as Participant has reasonably requested.

(e) The Award Securities shall be offered and issued to Participant pursuant to this Plan and as part of the compensation and incentive arrangements between the Company and Participant and not for capital raising purposes.

In connection with any exercise of Options or the grant of Restricted Shares, Participant shall make such additional customary investment representations as the Company may require and Participant shall execute such documents necessary for the Company to perfect exemptions from registration under federal and state securities laws as the Company may reasonably request.

8. Repurchase Option.

(a) Repurchase Option. In the event that a Participant is no longer employed by the Company or any of its Subsidiaries for any reason (the date of such termination being referred to herein as the “Termination Date”), the Award Securities, whether held by Participant or one or more transferees, will be subject to repurchase by the Company (solely at its option) pursuant to the terms and conditions set forth in this Paragraph 8 (the “Repurchase Option”).

(b) Repurchase Price. If Participant ceases to be employed by the Company or any of its Subsidiaries for any reason, the Company may elect to purchase (i) in the case of Participant’s termination for Cause or, if applicable, in the case of Participant’s participation in any Competitive Activity during the Noncompete Period, all or any portion of the Award Securities at a price per share equal to the lower of Original Cost or Fair Market Value, unless (as a result of a delay in the determination of Fair Market Value or otherwise) the closing of such purchase occurs more than 180 days after the Repurchase Option is exercised, in which case, the Repurchase Option shall be at a price per share equal to the Fair Market Value, as determined within 45 days prior to such closing and (ii) in any other case, all of any portion of the Award Securities at a price per share equal to the Fair Market Value thereof, unless (as a result of a delay in the determination of Fair Market Value or otherwise) the closing of such purchase occurs more than 180 days after the Repurchase Option is exercised, in which case, the Repurchase Option shall be at a price per share equal to the Fair Market Value, as determined within 45 days prior to such closing.

(c) Repurchase Procedures. Pursuant to the Repurchase Option, the Company may elect to exercise the right to purchase all or any portion of the Award Securities issued to a Participant by delivering written notice or notices (each, a “Repurchase Notice”) to the holder or holders of such Award Securities at any time and from time to time no later than the later of (i) 120 days after the Termination Date, and (ii) 210 days after the issuance date of the Award Securities (and in no event shall the Company deliver a Repurchase Notice to the holder or holders of such Award Securities within 181 days after the issuance of such Award Securities). Each Repurchase Notice will set forth the number of Award Securities to be acquired from such holder(s), the repurchase price of such securities, the aggregate consideration to be paid for such securities and the time and place for the closing of the transaction. In the event that the Company elects to purchase a portion of such Award Securities pursuant to the terms of this Paragraph 8, if any such Award Securities are held by transferees of such Participant, the Company shall purchase the securities elected to be purchased first from such Participant to the extent such securities are then held by such Participant and second purchase any remaining securities elected to be purchased from such transferees of such Participant pro rata according to the number of Award Securities held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest security), and the number of each type of Award Securities to be purchased will be allocated among such other holders pro rata according to the total number of Award Securities to be purchased from such persons.

(d) Closing.

(i) The closing of the transactions contemplated by this Paragraph 8 will take place on the date designated by the Company in the Repurchase Notice, which date will not be more than 30 days after the delivery of such Repurchase Notice.

(ii) The Company will pay for the Award Securities to be purchased pursuant to the Repurchase Option by delivery of one or more checks, one or more promissory notes and/or a combination of checks and notes as follows: (A) if the Repurchase Option is being exercised as a result of a termination of employment by the Company for Cause, Participant’s resignation without Good Reason, or, if applicable, as a result of Participant’s participation in any Competitive Activity during the Noncompete Period, the Company shall pay for the Award Securities with checks unless, in the good faith determination of the Board, payment in cash would be prohibited under, or would reasonably be expected to result in a default under, the Company’s then current credit facilities, then the Company may pay for the Award Securities with subordinated notes or (B) if the Repurchase Option is being exercised as a result of a termination of employment for any reason not covered by the preceding clause (A) the Company shall pay for such Award Securities with checks.

(iii) Any subordinated notes issued by the Company pursuant to this Paragraph 8(d) shall bear interest at a rate per annum equal to the highest borrowing cost that is being charged to the Company as of the date the note is issued under the Company’s then existing revolving credit facility plus two (2) percent, shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase, and shall provide that the principal of and all interest accrued on such notes will be due and payable in full on the earliest to occur of (A) the earliest date on which the full payment thereof would not be prohibited under, nor reasonably expected to result in a default under, the Company’s then current credit facilities, (B) the closing of a Sale of the Company and (C) a redemption of, or dividend on, the Company’s equity securities (other than a repurchase of equity securities in connection with the termination of employment of any employee or consultant).

(iv) Notwithstanding anything to the contrary contained herein, all repurchases of Award Securities by the Company will be subject to applicable restrictions contained in the General Corporation Law of the State of Delaware and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Award Securities hereunder which the Company is otherwise entitled to make, then the time period for the closing of such repurchase specified in Paragraph 8(c) herein shall be suspended for a period of up to 12 months with respect to any Award Securities that the Company has elected to purchase within the applicable time periods set forth in Paragraph 8(c), and the Company may make such repurchases as soon as it is permitted to do so under such restrictions but in no event later than 12 months after the initial time period hereunder. The Company will receive customary representations and warranties from each seller regarding the sale of the Award Securities, including, but not limited to, the representation that such seller has good and marketable title to the Award Securities to be transferred free and clear of all liens, claims and other encumbrances.

(e) Termination of Repurchase Option. The provisions of this Paragraph 8 will terminate upon the earlier of (i) a Sale of the Company or (ii) an Initial Public Offering.

9. Non-Transferability of Awards. Options are personal to Participant and, unless otherwise determined by the Committee, shall not be Transferred by Participant except by will or pursuant to the laws of descent or distribution, and an Option may be exercised, during the lifetime of Participant, only by Participant (or his or her legal guardian on Participant’s behalf). The Committee may provide in a Participant’s Award Agreement for customary restrictions on Transfer of Award Securities. If the Committee makes Award Securities Transferable, the Award Agreement related thereto shall contain such additional customary terms and conditions as the Committee deems appropriate.

10. Approved Sale of the Company.

(a) If the holders of a majority of the Common Shares approve (and, in the case of any sale or other fundamental change which requires the approval of the board of directors of a Delaware corporation pursuant to the General Corporation Law of the State of Delaware, the Board shall have approved such sale) a sale of all or substantially all of the Company’s assets determined on a consolidated basis or a sale of a majority of the Company’s outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to an Independent Third Party or group of Independent Third Parties (collectively, an “Approved Sale”), each holder of Award Securities will consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Award Securities will waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock (including by recapitalization, consolidation, reorganization, combination or otherwise), each holder of Award Securities will agree to sell all of his or her Award Securities and rights to acquire Award Securities on the terms and conditions approved by the Board and the holders of a majority of the Common Shares then outstanding. Each holder of Award Securities will take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Company.

(b) The obligations of the holders of Award Securities with respect to the Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Award Securities will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Award Securities would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any holders of a class of Common Shares are given an option as to the form and amount of consideration to be received, each holder of such class of Common Shares will be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Shares will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Common Shares.

Notwithstanding the foregoing, upon the consummation of an Approved Sale, so long as Participant is, and has been, continuously employed by the Company or any of its Subsidiaries from the date hereof (or, if after the date hereof, from the date Participant commenced employment with the Company) through the time immediately prior to consummation of the Approved Sale, 100% of the Options granted to Participant shall become fully vested and immediately exercisable and the applicable restrictions with respect to 100% of the Restricted Shares granted to Participant shall immediately lapse, in each case subject to the terms of the Plan.

(c) If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Award Securities will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Award Securities appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any such holder declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

(d) Participant and the other holders of Award Securities (if any) will bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Award Securities pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by Participant and the other holders of Award Securities on their own behalf will not be considered costs of the transaction hereunder. Each Participant shall, to the extent permitted by law or regulation, be obligated to join in any indemnification, escrow, purchase price holdbacks or other obligations that the Company agrees to provide or undertake in connection with such Approved Sale (other than any such obligations that relate specifically to a particular Participant, such as indemnification with respect to representations and warranties given by a Participant regarding such Participant’s title to and ownership of Award Securities); provided that (i) the liability resulting from any such indemnity or similar obligation shall be several and not joint as among the Participants, (ii) no Participant shall be obligated in connection with such Approved Sale to agree to indemnify or hold harmless the purchasers with respect to an amount in excess of the net cash proceeds paid to such Participant in connection with such Approved Sale and (iii) no Participant shall be obligated to make representations and warranties to a purchaser regarding the Company in connection with an Approved Sale. In addition, no Participant shall be required to enter into a non-solicitation or non-competition covenant in connection with such Approved Sale. If an Approved Sale is not consummated, the Company shall reimburse each Participant for all actual and reasonable expenses paid or incurred by such Participant in connection therewith.

(e) The provisions of this Paragraph 10 will terminate upon the occurrence of an Initial Public Offering.

11. Limitation on the Aggregate Number of Shares; Schedule for Grant.

(a) The number of Common Shares issued under this Plan (including the number of Common Shares with respect to which Options may be granted under this Plan (and which may be issued upon the exercise or payment thereof)) shall not exceed, in the aggregate, 810,811 Common Shares (as such number is equitably adjusted pursuant to Paragraph 13 hereof).

(b) On the date of adoption of this Plan first set forth above, Options to purchase an aggregate of fifty percent (50%) of the Common Shares available under the Plan, or 405,406 Common Shares (as such number is equitably adjusted pursuant to Paragraph 13 hereof), shall be granted to employees of the Company (such Options, the “2010 Options”). The 2010 Options shall be allocated to the individuals and in the amounts set forth in those certain Award Agreements entered into as of the date hereof between such individuals and the Company. Pursuant to such Award Agreements, one-half of the Common Shares subject to the 2010 Options shall be immediately vested and exercisable as of the date of grant, with the remaining one-half thereof vesting in equal amounts on each of the next three anniversary dates of January 1, 2011, January 1, 2012 and January 1, 2013.

(c) Following the receipt from the independent auditors of the Company of the Company’s audited financial statements for the fiscal year ended December 31, 2010, the Company shall promptly undertake a valuation of the Company’s Common Shares based on such audited financial statements and other criteria which the Company deems relevant (a “Valuation”). Promptly upon completion of such Valuation, the Company shall issue Options to purchase twenty-five percent (25%) of the Common Shares available under the Plan, or 202,703 Common Shares (as such number is equitably adjusted pursuant to Paragraph 13 hereof) to employees of the Company (such Options, the “2011 Options”). Unless a different allocation is determined and properly approved by the Committee prior to such grant date, the 2011 Options shall be allocated among all holders of Options who are then employees of the Company pro rata based on the respective number of Common Shares underlying each such employees’ Options as of immediately prior to the grant of the 2011 Options. The 2011 Options shall commence vesting as of January 1, 2011 and shall vest in equal amounts on each of the next four anniversary dates of January 1, 2012, January 1, 2013, January 1, 2014 and January 1, 2015. The exercise price per Common Share with respect to the 2011 Options shall be equal to the Fair Market Value of one Common Share on the date of grant.

(d) Following the receipt from the independent auditors of the Company of the Company’s audited financial statements for the fiscal year ended December 31, 2011, the Company shall promptly undertake a Valuation. Promptly upon completion of such Valuation, the Company shall issue Restricted Shares, Options or a combination thereof with respect to twelve and one-half percent (12.5%) of the Common Shares available for issuance under the Plan, or 101,351 Common Shares (as such number is equitably adjusted pursuant to Paragraph 13 hereof) to employees of the Company (such issuances, the “2012 Awards”). Unless a different allocation is determined and properly approved by the Committee prior to such grant date, the 2012 Awards shall be allocated among all holders of Options who are then employees of the Company pro rata based on the respective number of Common Shares underlying each such employees’ Options as of immediately prior to the grant of the 2012 Awards. The 2012 Awards shall commence vesting as of January 1, 2012 and shall vest in equal amounts on each of the next four anniversary dates of January 1, 2013, January 1, 2014, January 1, 2015 and January 1, 2016. The exercise price per Common Share with respect to

Options granted as part of the 2012 Awards shall be equal to the Fair Market Value of one Common Share on the date of grant. The purchase price with respect to Restricted Shares granted as part of the 2012 Awards shall be as determined by the Committee at the time of grant.

(e) One-eighth (or 12.5%) of the Common Shares available for grant under the Plan, or 101,351 Common Shares (as such number is equitably adjusted pursuant to Paragraph 13 hereof) shall be held in reserve for future issuance at the Committee’s discretion in accordance with the Plan.

(f) If any Options expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of Common Shares or payment thereunder, or if any Restricted Shares are canceled, terminated or forfeited in any manner, the shares with respect to which such Awards were granted shall again be available under this Plan. Similarly, if any Award Securities or Restricted Shares issued hereunder are repurchased by the Company hereunder, such shares shall again be available under this Plan for reissuance. Award Securities or Restricted Shares to be issued hereunder may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine. Subject to Paragraphs 11(e) above, the Committee will generally endeavor to issue and remain outstanding Awards representing all Common Shares subject to the Plan. If any Common Shares become available for issuance under the Plan due to the termination of an employee, such Common Shares will generally be issued or reserved for issuance as an Award to any replacement hired for such position or, in the event the position in eliminated, to such existing employee(s) who assume(s) the duties of such position. If, in connection with an Initial Public Offering or Sale of the Company, there remain any unallocated Common Shares available for issuance under the Plan, then prior to the consummation of the Initial Public Offering or Sale of the Company, the Company may issue to one or more Participants or other employees of the Company, at the discretion of the Committee, Awards in the aggregate representing the entire amount of such unallocated Common Shares, which Awards shall, in the case of Options, have an exercise price per Common Share, and in the case of Restricted Shares, a purchase price per Common Share, equal to the Fair Market Value of a Common Share on the date of the adoption of the Plan (as such number is equitably adjusted pursuant to Paragraph 13 hereof). If such exercise price of Options is less than the then-current Fair Market Value of a Common Share, the Committee will in good faith endeavor to structure the terms of such Options to avoid the penalties imposed by Section 409A under the Code.

12. Listing, Registration and Compliance with Laws and Regulations. Each Award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue or purchase of shares thereunder, no such Award may be granted, exercised or paid in Common Shares in whole or in part, as applicable, unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained, and the holder of the Award will supply the Company with such certificates, representations and information as the Company shall request and which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required

Listing. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option which, in the Committee’s discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it necessary because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee may, in its discretion and without the consent of the holders of any such Options, so reduce such period on not less than 15 days’ written notice to the holders thereof.

13. Adjustment for Changes in Common Shares.

(a) In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Shares, the Committee shall make appropriate changes in the number and type of shares authorized by this Plan, the number and type of shares covered by outstanding Awards and the prices specified therein.

(b) In the event of a cash dividend on Common Shares or a redemption of Common Shares in exchange for cash (other than a repurchase of equity securities in connection with the termination of any employee, director, consultant or other service provider), the Company will increase the number of Common Shares into which each outstanding Option is exercisable, such that the aggregate Fair Market Value (as determined on a fully-diluted basis after giving effect to such dividend or redemption and after giving effect to any adjustment under this Paragraph 13 in respect thereof) of the Common Shares into which such Option is exercisable immediately following such dividend or redemption shall be equal to the aggregate Fair Market Value (as determined on a fully-diluted basis prior to giving effect to such dividend or redemption and prior to giving effect to any adjustment under this Paragraph 13 in respect thereof) of the Common Shares into which such Option was exercisable immediately prior to such dividend or redemption. In connection with any adjustment under this Paragraph 13(b), there shall also be a proportionate reduction in the exercise price per Common Share under such Option, such that the aggregate exercise price payable with respect to an Option is the same before and after such adjustment.

14. Taxes.

(a) The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy his or her minimum federal, state and local withholding tax requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy such minimum withholding tax requirements. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

(b) The Committee may, in its discretion permit a Participant to satisfy his or her tax withholding obligation either by (i) surrendering vested Award Securities owned by Participant or (ii) having the Company withhold from the Award Securities otherwise deliverable to such Participant. Award Securities surrendered or withheld shall be valued at Fair Market Value as of the date on which income is required to be recognized for income tax purposes.

15. Termination and Amendment. The Committee at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan, except that they may not, without further approval by the Company’s stockholders, (a) increase the maximum number of shares as to which Options may be granted under this Plan or otherwise change the provisions of Paragraph 11, except pursuant to Paragraph 13 above or (b) extend the term of this Plan; provided that, subject to the terms of this Plan, any of the terms of a written agreement with respect to any outstanding Award between the Company and the holder of such Award and any provision of the Plan (to the extent such Plan amendments are adverse, in a material respect to the then outstanding Awards and apply to such then outstanding Awards) may not be changed without the consent of the affected Participant. No Awards shall be granted or Common Shares issued hereunder after August 5, 2020.

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